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                                                                    EXHIBIT 4.20

                                                                               *


                                 Doc. No. 1.02
                                Aircraft N398UA

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                       FIRST AMENDMENT TO LEASE AGREEMENT

                                  (1994 737 B)

                             Dated January 26, 1996

                                    Between

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                        Not in its Individual Capacity,
                          but solely as Owner Trustee,
                                     Lessor

                                      and

                            UNITED AIR LINES, INC.,
                                     Lessee


                       __________________________________

                             United Air Lines, Inc.
                           1994 737 B Equipment Trust
                          One Boeing 737-322 Aircraft

                       __________________________________



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As set forth in Section 20 of the Lease, Lessor has assigned to the Indenture
Trustee (as defined in the Lease) certain of its right, title and interest in and to the Lease, including all amendments thereto. To the extent, if any, that this First Amendment to Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest herein may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.
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
                       FIRST AMENDMENT TO LEASE AGREEMENT
                                  (1994 737 B)


                 THIS FIRST AMENDMENT TO LEASE AGREEMENT (1994 737 B) dated January 26, 1996 (this "Amendment") between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (in such capacity, "Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee"), amends that certain Lease Agreement (1994 737 B) dated as of September 1, 1994 (the "Original Lease") between Lessee and Lessor (the Original Lease, as supplemented by Lease Supplement No. 1 (1994 737 B) dated September 28, 1994 ("Lease Supplement No. 1") between Lessor and Lessee, being referred to herein as the "Lease").

                                  WITNESSETH:

                 WHEREAS, except as otherwise defined in this Amendment, the capitalized terms used herein shall have the meanings attributed thereto in the Lease;

                 WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft, which consists of the following components: (i) Airframe: FAA Registration No. N398UA, Manufacturer's serial no. 24673; and (ii) Engines: one
(1) CFM International, Inc. Model CFM-C56-3B1 engine bearing manufacturer's serial no. 724453 and one (1) CFM International, Inc. Model CFM-C56-3C1 engine bearing manufacturer's serial no. 724431;

                 WHEREAS, a counterpart of the Original Lease, to which was attached and made a part thereof a counterpart of Lease Supplement No. 1, was recorded by the Federal Aviation Administration on November 1, 1994 and assigned Conveyance No. II002366; and

                 WHEREAS, in connection with the refinancing of the Certificates pursuant to Section 20 of the Participation Agreement, Lessor and Lessee desire to amend the Lease in certain respects;

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                 SECTION 1. Amendment to Section 1 of the Lease. Section 1 of the Lease is hereby amended as follows:

                          (a) The definition of "Base Rate" is hereby amended to be and read in its entirety as follows:

               [First Amendment to Lease Agreement (1994 737 B)]


                 "Base Rate" means the rate of interest announced from time to time by The First National Bank of Chicago at its principal office in Chicago, Illinois as its "corporate base rate" (or its equivalent successor rate if the corporate base rate is no longer used); provided that for purposes of Section 2.17 of the Trust Indenture, "Base Rate" means, with respect to any Original Loan Participant, the rate of interest announced from time to time by such Original Loan Participant in its principal office in the United States (or, with respect to any Original Loan Participant that does not announce such a rate, by The First National Bank of Chicago at its principal office in Chicago, Illinois) as its "corporate base rate" (or its equivalent successor rate if the corporate base rate is no longer used)."

                 (b)      The definition of "Original Loan Participant" in
         Section 1 is hereby amended to be and read in its entirety as follows:

                 "Original Loan Participant" means (i) with respect to the period from the Delivery Date to but excluding the 1996 Refinancing Date, The Mitsubishi Trust and Banking Corporation, New York Branch and Compagnie Financiere de CIC et de L'Union Europeenne and (ii) with respect to the period thereafter, The Mitsubishi Trust and Banking Corporation, acting through its New York Branch, and National Westminster Bank plc, acting through its New York or Nassau Branch, and if such bank or other Original Loan Participant sells, transfers, assigns or otherwise conveys its Certificates (or any portion thereof) in accordance with Section 8(y) of the Participation Agreement (other than pursuant to Section 20 of the Participation Agreement and other than as a participation interest) to any Person, shall also mean and include any such Person."

                 (c) The definition of "Transaction Expenses" in Section 1 is hereby amended to be and read in its entirety as follows:

                 "Transaction Expenses" means (i) with respect to the closing on the Delivery Date and the refinancing of the debt pursuant to
         Section 20 of the Participation Agreement, the reasonable and actual fees, expenses and disbursements of (1) Bingham, Dana & Gould, special counsel for the Indenture Trustee, (2) Ray, Quinney & Nebeker, counsel for the Owner Trustee, (3) Crowe &

               [First Amendment to Lease Agreement (1994 737 B)]

         Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, (4) Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel for the Original Loan Participant in connection with the closing on the Delivery Date, and Coudert Brothers, special counsel for the Original Loan Participants in connection with the refinancing on the 1996 Refinancing Date, (5) Vedder, Price, Kaufman & Kammholz, special counsel for Lessee, and (6) Dewey Ballantine, special counsel for the Owner Participant and the Owner Participant Guarantor, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, (iii) the initial fee and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement, (iv) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, (v) the fee of BK Associates (or of such other appraiser as shall be acceptable to Lessee and the Owner Participant) with respect to the appraisal of the Aircraft required on or before the Delivery Date pursuant to Section 4(a) of the Participation Agreement and the fee of Avitas, Inc. (or of such other appraiser as shall be acceptable to Lessee and the Owner Participant) with respect to the appraisal of the Aircraft required in connection with the refinancing on the 1996 Refinancing Date, (vi) the expenses of Capstar Partners, Inc., (vii) the reasonable out-of-pocket expenses of the Original Loan Participant in connection with the closing on the Delivery Date and the refinancing on the 1996 Refinancing Date, (viii) the reasonable out-of-pocket expenses of the Owner Participant up to an aggregate of $10,000 (but excluding from Transaction Expenses airfare charges incurred for travel on an airline other than United Air Lines), (ix) the initial fee, if any, of the Original Loan Participants in connection with the closing on the Delivery Date and the refinancing on the 1996 Refinancing Date, and (x) printing and distribution costs."

                 (d)      The following new definitions are hereby added to
         Section 1 in alphabetical order, which definitions shall be and read in its entirety as follows:

                 "1996 Refinancing Date" means January 26, 1996.




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
               [First Amendment to Lease Agreement (1994 737 B)]

                 "Extraordinary Purchase Option Date" means the second Stipulated Loss Value Date following the Initial Interest Step-Up Date
(or, if the Owner Participant provides Lessee with a Refinancing Mandate Request Letter and a Qualifying Refinancing shall not occur within the 90 day period referred to therein, the first Stipulated Loss Value Date following such 90-day period).

                 "Failed Refinancing Notice" means a written notice from Lessee to Lessor and Owner Participant (i) stating that Lessee is then unable to identify a lender or lenders willing to refinance the outstanding Certificates on the Lessee's standard terms and conditions (as determined by Lessee in its sole reasonable discretion) at a Qualifying Interest Rate (any such refinancing being herein called a "Qualifying Refinancing") and (ii) providing that if the Owner Participant provides Lessee with a Refinancing Mandate Request Letter,
         (A) the Lessee shall be deemed to have provided the Owner Participant with the exclusive mandate referred to in the definition of the term Refinancing Mandate Request Letter, (B) the Lessee shall be deemed to have agreed to effect a Qualifying Refinancing identified in connection with such exclusive mandate, and (C) the Lessee will confirm such exclusive mandate by countersigning such Refinancing Mandate Request Letter within one Business Day after receipt thereof.

                 "Initial Interest Step-Up Date" has the meaning set forth in the Trust Indenture.

                 "Lending Office" means, with respect to any Original Loan Participant, the principal lending office through which the indebtedness evidenced by the Certificates held by such Original Loan Participant is to be made or maintained.

                 "Qualifying Interest Rate" means an interest rate equal to or less than the sum of the Qualifying Interest Rate Spread plus the average yield to stated maturity of the United States Treasury Notes or Bonds corresponding in maturity to the remaining weighted average life of the Certificates (as customarily determined), as quoted on the Telerate U.S. Treasury and Money Markets page 678 (or any successor page) the Business Day prior to the date of the Failed Refinancing Notice and as specified by Lessee in the Failed Refinancing Notice.
         If no possible maturity corresponds to such weighted average life to maturity, yields for the two most closely corresponding published maturities shall be interpolated on a straight-line basis.

                 "Qualifying Interest Rate Spread" has the meaning set forth in Exhibit H hereto.

                 "Qualifying Refinancing" has the meaning set forth in the definition of Failed Refinancing Notice.





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
               [First Amendment to Lease Agreement (1994 737 B)]

                 "Refinancing Mandate Request Letter" means a written letter from the Owner Participant to Lessee within ten (10) days after the date of receipt by Owner Participant of the Failed Refinancing Notice stating that it reasonably believes that it can identify a lender or lenders willing to refinance the outstanding Certificates within ninety (90) days after the date of receipt by the Owner Participant of the Failed Refinancing Notice pursuant to a Qualifying Refinancing and requesting that Lessee provide it with an exclusive mandate for such period to effect such Qualifying Refinancing, which letter when countersigned by Lessee shall confirm that Lessee has provided the Owner Participant with such mandate; provided that such letter shall under no circumstances obligate the Owner Participant to identify such a lender or lenders or to effect any refinancing."

                 SECTION 2. Amendment to Section 3 of the Lease. Section 3(c)(i) of the Lease is hereby amended by deleting the words "0.5% of Lessor's Cost" which appear therein and inserting the words "1.3433597% of Lessor's Cost" in lieu thereof.

                 SECTION 3. Amendment to Section 19 of the Lease. Section 19(b)(1) is hereby amended to be and to read in its entirety as follows:

                          "(1) on (i) any Special Purchase Option Date or (ii)
                 the applicable Extraordinary Purchase Option Date, in each case for a purchase price equal to the greater of the Fair Market Sales Value or the Termination Value of the Aircraft on such date; provided that in order for Lessee to exercise its purchase option pursuant to clause (ii) of this Section 19(b)(1) and to terminate this Lease and purchase the Aircraft on the Extraordinary Purchase Option Date, Lessee shall have provided Lessor and Owner Participant with (x) at least 120 days revocable prior written notice of the possibility that it will purchase the Aircraft on such Extraordinary Purchase Option Date (which notice shall become irrevocable 20 days prior to such date) and (y) a Failed Refinancing Notice not earlier than 120 days and not later than 20 days prior to such date (provided that if the Owner Participant provides Lessee with a Refinancing Mandate Request Letter and if a Qualifying Refinancing shall occur within the 90 day period referred to therein, Lessee's notice of such purchase option shall be deemed for all purposes hereof to have been revoked);"

                 SECTION 4. Amendments to Exhibits B, C, D and H to the Lease. Exhibits B, C, D and H to the Lease are hereby deleted in their entirety and replaced with Exhibits B, C, D and H, respectively, to this Amendment.

                 SECTION 5. Ratification; References to Lease. Except as amended hereby, the Lease continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Lease to "this Lease," "this Agreement," "herein," "hereof" or similar words and





                                     5v

               [First Amendment to Lease Agreement (1994 737 B)]

phrases referring to this Lease or any word or phrase referring to a section or provision of the Lease is deemed for all purposes to be a reference to the Lease or such section or provision as amended pursuant to this Amendment.

                 SECTION 6. Miscellaneous. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. The Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The section headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF ILLINOIS AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Notwithstanding the immediately preceding sentence, to the extent, if any, that this Amendment (whether alone or together with any other portion of the Lease) constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Amendment may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as indenture trustee under the Trust Indenture on a signature page of such counterpart.

                              *        *        *





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
               [First Amendment to Lease Agreement (1994 737 B)]

                 IN WITNESS WHEREOF, Lessor and Lessee have each caused this First Amendment to Lease Agreement to be duly executed on the day and year first above written.

                                        FIRST SECURITY BANK OF UTAH,
                                          NATIONAL ASSOCIATION, not in its
                                          individual capacity, but solely
                                          as Owner Trustee,
                                             Lessor


                                        By:________________________________



                                        UNITED AIR LINES, INC.,
                                             Lessee


                                        By:________________________________
                                           Vice President and Treasurer


              Receipt of this original counterpart of the foregoing First Amendment to Lease Agreement is hereby acknowledged on this _____ day of January, 1996.


                                        STATE STREET BANK AND TRUST COMPANY
                                          Indenture Trustee


                                        By
                                          ---------------------------------
                                                Authorized Officer





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